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                                                                       EXHIBIT 5

                                VINSON & ELKINS
                                     L.L.P.
                                ATTORNEYS AT LAW

                             2300 FIRST CITY TOWER
                                  1001 FANNIN
                           HOUSTON, TEXAS 77002-6760

                                  May 22, 1996

K N Energy, Inc.
370 Van Gordon Street
Lakewood, Colorado 80228

Gentlemen:

     We have acted as counsel for K N Energy, Inc., a Kansas corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to one or more series of the Company's senior debt securities or subordinated debt securities or both (collectively, the "Debt Securities"), together with an indeterminate number of shares of Common Stock, par value $5.00 per share ("Common Stock"), which may be issued upon conversion of the Debt Securities, for sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Debt Securities are issuable pursuant to a senior Indenture or Subordinated Indenture or both, each between the Company and First Trust of Illinois, National Association, as trustee (the "Trustee") (collectively, the "Indentures" and individually, an "Indenture"). Both the Company and its largest stockholder, Cabot Corporation, a Delaware corporation (the "Selling Stockholder"), may also offer and sell from time to time pursuant to the Registration Statement and Rule 415 shares of the Common Stock. The aggregate initial offering prices of the Debt Securities and the Common Stock offered by the Company under the Registration Statement (collectively, the "Securities") may not exceed $300 million and the aggregate number of such shares offered by the Selling Stockholder may not exceed 500,000. The Securities will be offered in amounts, at prices and on terms to be determined at the time of offering and to be set forth in supplements to the Prospectus contained in the Registration Statement.

     Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including forms of the Indentures filed as exhibits to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

     Based upon the foregoing examination and review, we are of the opinion that:

          (i) When the Registration Statement has become effective under the Securities Act, the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable.
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          (ii) When the Registration Statement has become effective under the
     Securities Act, the terms of the issuance of any shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement have been established by the Board of Directors of the Company (or a committee thereof), and such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

          (iii) When the Registration Statement has become effective under the Securities Act, any shares of Common Stock that may be sold by the Selling Stockholder pursuant to the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the statements made with respect to us under the captions "Validity of Securities" and "Description of Debt
Securities -- Provisions Applicable Solely to Subordinated Debt Securities -- Conversion" in the prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,

                                          /s/  VINSON & ELKINS L.L.P.